UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Entry Into Merger Agreement and Consummation of the Acquisition

On October 9, 2015, Rapid7, Inc., a Delaware corporation (the “Company” or “Registrant”) agreed to acquire all of the outstanding equity interests of RevelOps, Inc. (d/b/a Logentries).

The terms of the acquisition are set forth in an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated October 9, 2015, which, the Company entered into with Rapid7 LLC, a Delaware limited liability company (“Acquiror”) and wholly owned subsidiary of the Company, Linda Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub” and together with the Company and Acquiror, the “Parent Parties”), RevelOps, Inc., a Delaware corporation (“RevelOps”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Company’s securityholders. In addition, and as inducement for the Parent Parties to enter into the Merger Agreement (and as a condition thereof) certain stockholders of RevelOps entered into joinder agreements pursuant to which they became parties to the Merger Agreement for all purposes under the Merger Agreement, including the indemnification provisions thereof.

On October 13, 2015, pursuant to and in accordance with the terms of the Merger Agreement, Merger Sub merged with and into RevelOps (the “First Merger”) and, shortly thereafter, the surviving corporation from the First Merger merged with and into Acquiror, with Acquiror continuing as the surviving entity (the “Second Merger”, and together with the First Merger, the “Mergers”).

Under the terms of the Merger Agreement, the Company paid to the former security holders of RevelOps merger consideration with an aggregate value equal to approximately $68 million, consisting of approximately $36.2 million in cash, approximately 1.3 million shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”) and approximately 0.2 million shares of Company Common Stock issuable upon the exercise of vested RevelOps stock options assumed in connection with the Mergers (with a weighted average exercise price of approximately $1.65 per share), with the Company Common Stock in each case valued by reference to the average closing sale prices of Company Common Stock for the five consecutive trading days ending October 7, 2015 (the “Parent Stock Price”)(together, the “Merger Consideration”). The Company funded the cash portion of the Merger Consideration with the Company’s cash and cash equivalents.

Under the terms of the Merger Agreement, at the closing of the Mergers (the “Closing”) and as a result thereof:

•	each share of capital stock of RevelOps was cancelled and converted into the right to receive its pro rata portion of the cash and stock portions of the Merger Consideration;

•	each RevelOps warrant that was outstanding immediately prior to the First Merger was cancelled and converted into the right to receive its pro rata portion of the cash portion of the Merger Consideration;

•	each RevelOps stock option that was unvested as of immediately prior to the First Merger was cancelled without any consideration in exchange therefor; and

•	each RevelOps stock option that was vested and outstanding as of immediately prior to the First Merger was assumed by the Company and became exercisable for shares of Company Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of RevelOps. The Merger Agreement also contains customary indemnification provisions whereby the former stockholders of RevelOps have agreed to indemnify, subject to certain caps and thresholds, the Company and affiliated parties for any liabilities and losses arising out of any inaccuracy in, or breaches of, the representations, warranties and covenants of RevelOps in the Merger Agreement, pre-closing taxes of RevelOps, appraisal claims of former RevelOps stockholders (if any) and certain other matters. Of the Merger Consideration otherwise payable in the Mergers to former RevelOps stockholders, $6.8 million in value (consisting of approximately 0.1 million shares of Company Common Stock valued at the Parent Stock Price and approximately $3.9 million in cash) was placed in a third party escrow fund for one year as security for the indemnification obligations of former RevelOps stockholders under the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or RevelOps. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or RevelOps.

Amendment of Amended and Restated Investors’ Rights Agreement

In connection with the Merger Agreement, on October 13, 2015, the Company and the requisite stockholders of the Company party thereto entered into an amendment (the “IRA Amendment”) to the Company’s Amended and Restated Investors’ Rights Agreement, dated December 9, 2014, by and among the Company and the stockholders of the Company party thereto (as amended, the “IRA”), in order to grant to certain significant former stockholders of RevelOps certain registration rights with respect to the shares of Company Common Stock received by such former RevelOps stockholders as part of the Merger Consideration. In particular, the former stockholders of RevelOps that elected to execute joinders to the IRA received the right to participate with certain existing stockholders of the Company in certain future registrations of Company Common Stock.

The foregoing description of the IRA Amendment is a summary only and is qualified in its entirety by the full text of the IRA Amendment, a copy of which is filed herewith as Exhibit 4.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of Company Common Stock issued and sold pursuant to the Merger Agreement were issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering or Regulation S promulgated under the Securities Act. The recipients of securities in the transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in the Mergers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2015, the Board of Directors of the Company amended, effective as of October 13, 2015, the Rapid7, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) to reserve an additional 1.5 million shares of Company Common Stock (the “Additional Shares”) for issuance pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4). Issuances of Additional Shares are limited to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons’ entering into employment with the Company.

The foregoing description of the 2015 EIP, as amended, is a summary only and is qualified in its entirety by the full text of the 2015 EIP, as amended, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release, dated October 13, 2015, regarding the Mergers. The press release is furnished herewith as Exhibit 99.1.

In addition, a conference call to discuss the Mergers will be hosted by the Company on October 13, 2015, at 5:00 p.m. Eastern time. The call will be accessible by telephone at 888-223-4580 (domestic) or 303-223-2683 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21779435) until October 16, 2015. A webcast replay will be available at http://investors.rapid7.com. The slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2 and are incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K on or before December 26, 2015.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K on or before December 26, 2015.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated October 9, 2015

4.1	Amendment No. 1 to Investors’ Rights Agreement, dated October 13, 2015

10.1	Rapid7, Inc. 2015 Equity Incentive Plan, as amended.

99.1	Press Release, dated October 13, 2015.

99.2	Investor Presentation, dated October 13, 2015.

*	Certain exhibits and schedules have been omitted in accordance with Item 601(b)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Rapid7, Inc. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, provided however that Rapid7, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: October 13, 2015
	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated October 9, 2015

4.1	Amendment No. 1 to Investors’ Rights Agreement, dated October 13, 2015

10.1	Rapid7, Inc. 2015 Equity Incentive Plan, as amended.

99.1	Press Release, dated October 13, 2015.

99.2	Investor Presentation, dated October 13, 2015.

*	Certain exhibits and schedules have been omitted in accordance with Item 601(b)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Rapid7, Inc. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, provided however that Rapid7, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any schedule so furnished.